UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2006 (August 3, 2006)
Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-04365 (Commission File Number)	58-0831862 (IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA (Address of principal executive offices)	30308 (Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 1.01 Entry into a Material Definitive Agreement.
Performance Share Awards
Pursuant to the Oxford Industries, Inc. Long-Term Stock Incentive Plan, on August 3, 2006, Oxford Industries, Inc. (the “Company”) granted performance share awards to its non-employee directors, and to, among others, certain officers and other employees of the Company in the United States. Each performance share award provides such recipient with the opportunity to earn restricted shares of the Company’s common stock contingent upon the achievement by the Company of certain performance objectives for the fiscal year ending June 1, 2007, as detailed in the performance share award agreement. Awards are based on the Company’s earnings per share during the performance period and range from a minimum of one share for the achievement of a specified minimum earnings per share to a specified maximum number of shares for the achievement of a specified maximum earnings per share. The maximum aggregate number of restricted shares issuable pursuant to all awards granted on August 3, 2006 is 107,775.
For such recipients other than non-employee directors, the recipient’s interest in any award is forfeited if his or her employment with the Company terminates before the end of the performance period unless the Nominating, Compensation and Governance Committee (the “Committee”) of the Company’s Board of Directors waives the forfeiture condition at the time that the recipient’s employment terminates, as evidenced by a written waiver adopted by the Committee. For non-employee directors, the recipient’s interest in any award is forfeited if his or her service with the Company terminates prior to the end of the performance period unless (a) the Committee waives the forfeiture condition at the time that the director’s service terminates, as evidenced by a written waiver adopted by the Committee, (b) the director’s service with the Company terminates at the regularly-scheduled end of a term, or (c) the director’s service with the Company terminates by reason of the director’s death or disability, as determined by the Committee. The number of restricted shares that the director will have the opportunity to earn in any such circumstance will be determined by the Committee.
No restricted shares will be issued to any individual pursuant to the performance share awards until the Committee has certified the level of performance achieved and the number of restricted shares earned by such individual. These recipients of shares issued pursuant to an award may vote the shares and receive dividends on the shares but may not transfer the shares until June 1, 2010, at which time the Company will transfer physical custody of the shares to the recipient. These recipients other than non-employee directors will forfeit all rights to the issued shares if the recipient’s employment with the Company terminates before June 1, 2010 unless the Committee waives the forfeiture condition at the time that the recipient’s employment terminates, as evidenced by a written waiver adopted by the Committee. For non-employee directors, the recipient will forfeit all rights to the issued shares if his or her service with the Company terminates before June 1, 2010 unless (a) the Committee waives the forfeiture condition at the time that the director’s service terminates, as evidenced by a written waiver adopted by the Committee, (b) the director’s service with the Company terminates at the regularly-scheduled end of a term or (c) the director’s service with the Company terminates by reason of the director’s death or disability, as determined by the Committee.
The preceding is qualified in its entirety by reference to the Form of Performance Share Award Agreement pursuant to the Oxford Industries, Inc. Long-Term Stock Incentive Plan and the Form of Non-Employee Director Performance Share Award Agreement pursuant to the Oxford Industries, Inc. Long-Term Stock Incentive Plan, each of which is incorporated by reference herein and made a part hereof and is filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.
    Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Form of Performance Share Award Agreement pursuant to the Oxford Industries, Inc. Long-Term Stock Incentive Plan.
Exhibit 10.2	Form of Non-Employee Director Performance Share Award Agreement pursuant to the Oxford Industries, Inc. Long-Term Stock Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
August 9, 2006	/s/ Thomas C. Chubb III
	Name:	Thomas C. Chubb III
	Title:	Executive Vice President